EXHIBIT No. 99

News Release

Media Line: 410 234-7433

www.constellation.com

Constellation Generation Group

Constellation NewEnergy

Constellation Power Source

Constellation Energy Source

Baltimore Gas and Electric Company

BGE Home Products and Services

Contacts: Robert L. Gould (Media)

                  410-234-7433

                  or

                  Jack Thayer (Investors)

                  410-783-3647

CONSTELLATION ENERGY GROUP REPORTS

SECOND QUARTER 2003 RESULTS

Strong Quarterly Performance Fueled by

Physical Assets and Competitive Supply Operations

BALTIMORE — July 31, 2003 /PRNewswire-FirstCall/ — Constellation Energy Group (NYSE: CEG) today reported earnings of $0.58 per share for the three months ending June 30, 2003.  These results exceeded the company’s earnings guidance (which excludes special items), provided on April 30, 2003, of $0.33 to $0.43 per share.

“I’m extremely pleased with our second quarter 2003 results, the seventh consecutive quarter in which we’ve either met or exceeded earnings guidance,” said Mayo A. Shattuck III, Constellation Energy’s chairman, president and chief executive officer.  “Our strong performance is attributable to Constellation’s unique customer focused business model, which at its core, leverages our physical assets, our knowledge of the competitive marketplace, creditworthiness and risk-management expertise to create products for our growing customer base.  We are at the forefront of a complex and rapidly changing energy market, marketing value-added products to a wide range of customers who have an ongoing need for our services.  We are very confident that we are on track to meet our 2003 earnings forecast as presented in January.”

The following table summarizes both earnings per share excluding special items and earnings per share reported in accordance with generally accepted accounting principles (GAAP) for the second quarter of 2003 and 2002:

	Three Months Ended June 30, 2003		Three Months Ended June 30, 2002
	Reported GAAP EPS	EPS Excluding Special Items	Reported GAAP EPS	EPS Excluding Special Items
EARNINGS PER COMMON SHARE
Merchant energy	$0.45	$0.45	$0.35	$0.39	(1)
Baltimore Gas and Electric	0.13	0.13	0.12	0.15	(2)
Other nonregulated	—	—	0.03	0.02	(3)
Earnings Per Common Share and Earnings Per Common Share — Assuming Dilution	$0.58	$0.58	$0.50	$0.56

Details of Adjustments to GAAP EPS:

(1) Workforce reduction costs - $0.02 per share and loss on sale of investments and other assets - $0.02 per share.

(2) Workforce reduction costs - $0.03 per share.

(3) Gain on sale of investments and other assets - ($0.01) per share.

Merchant Energy

For the second quarter of 2003, our merchant energy business earned $0.45 per share.  These results exceeded the high end of our April 2003 earnings guidance by $0.15 (which was calculated excluding special items) and represent an increase of 15.4 percent compared to earnings excluding special items of $0.39 per share in the second quarter of 2002. Factors contributing to the year over year increase in the second quarter 2003 results include:

•      New wholesale transactions and a favorable market environment in NEPOOL, PJM, New York and ERCOT for managing existing contracts

•      Favorable plant operations impact, including a shorter Calvert Cliffs outage and the start-up of the High Desert Plant, partially offset by the impact of an outage at Nine Mile Point Nuclear Station

•      Strong performance by Constellation NewEnergy

•      Benefits from productivity programs

Factors which partially mitigate the quarter-over-quarter improvement include:

•      The one-time impact of a favorable settlement with the California Department of Water Resources in the second quarter of 2002

•      Higher interest expense, reflecting a reduction in capitalized interest expense related to completion of several large power plant construction projects, which were underway during last year’s second quarter

•      Inflationary and other cost increases

“Competitive supply activities exceeded our expectations,” said Shattuck.  “Constellation Power Source generated highly profitable new transactions and added value to our portfolio of existing transactions through smart risk management.  Additionally, our recent acquisition, NewEnergy, is hitting stride adding to the earnings potential of our competitive supply platform.”

Baltimore Gas and Electric

Baltimore Gas and Electric earnings were within April guidance, but at the low end of the range due to milder than normal weather during the second quarter 2003.  BGE reported GAAP earnings and earnings excluding special items of $0.13 per share for the second quarter of 2003, compared to $0.15 per share excluding special items in the second quarter of 2002.  Compared to last year, the utility’s earnings were down due to milder second quarter weather partially offset by the benefit of lower interest expense.

Other Nonregulated Businesses

As expected, Constellation’s other nonregulated businesses broke even during the second quarter of 2003.  This compares to earnings of $0.02 per share excluding special items in the second quarter of 2002.  This decline was driven largely by earnings in 2002 from non-core real estate and financial investment portfolios, which have since been liquidated.

The June 2003 Financial Statements and selected supplemental information are attached.

Earnings Excluding Special Items

Constellation Energy presents earnings excluding special items in addition to its reported earnings per share in accordance with generally accepted accounting principles (reported GAAP EPS).  Earnings excluding special items is a non-GAAP financial measure that differs from reported GAAP EPS because it excludes the cumulative effects of changes in accounting principles and other special items (which we define as items that are not related to our ongoing, underlying business or which distort comparability of results) included in operations. We present earnings excluding special items because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is comparable among periods since it excludes the impact of items such as gains or losses on sales of non-core investments and workforce reduction costs, which may recur occasionally, but tend to be irregular as to timing, thereby distorting comparisons between periods. However, investors should note that this non-GAAP measure involves judgments by management (in particular, judgments as to what is or is not classified as a special item). This non-GAAP measure is also used to evaluate management’s performance and for compensation purposes.

Constellation Energy also provides its earnings guidance in terms of earnings excluding special items.  Constellation Energy is unable to reconcile its 2003 earnings guidance excluding special items to GAAP earnings per share because we do not predict the future impact of special items due to the difficulty of doing so.  The impact of special items could be material to our operating results computed in accordance with GAAP.

SEC Filings

The Company plans to file its Form 10-Q for the three months ended June 30, 2003, on or about August 13, 2003.  The Company filed a Form 10-Q/A for the quarter ended March 31, 2003, reflecting a reduction of $282.9 million in “Nonregulated revenues” and “Operating expenses” for the first quarter.  This reduction did not affect previously reported income from operations, earnings, cash flows or common shareholders’ equity.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934. These statements are not guarantees of our future performance and are subject to risks, uncertainties, and other important factors that could cause our actual performance or achievements to be materially different from those we project. For a full discussion of these risks, uncertainties, and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our Form 10-K under the forward-looking statements section.

Conference Call July 31, 2003

Constellation Energy Group will host a conference call at 8 a.m. Eastern Time on July 31, 2003, to review its results. To participate, investors, analysts, and members of the media in the United States may dial 1-800-905-0392 shortly before 8 a.m. The international dial-in number is 1-785-832-2041. The conference call host is Constellation Energy Group, and the password is CEG. A replay of the call will be available for one week. The replay number is 1-888-276-5302; the number for international callers is 1-402-220-2331. A live audio Web cast of the conference call, as well as presentation slides and the second quarter 2003 earnings press release, will be available on the Investor Relations page of the company Web site, www.constellation.com. The reference to our Web site is an active textual reference and the contents of our Web site are not part of this press release.

About Constellation Energy Group

Constellation Energy Group, a Fortune 500 company based in Baltimore, is the nation’s leading competitive supplier of electricity to large commercial and industrial customers.  It owns and operates a diversified fleet of power plants throughout the United States.  Additionally, Constellation markets energy nationally and manages the associated risks, providing value-added services for its customers.  The company also delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. In 2002, the combined revenues of the integrated energy company totaled $4.7 billion.

Constellation Energy Group and Subsidiaries

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(In Millions, Except Per Share Amounts)
Revenues
Nonregulated revenues	$1,696.7	$460.4	$3,242.2	$831.6
Regulated electric revenues	436.9	480.4	923.2	940.7
Regulated gas revenues	137.5	90.6	435.7	311.4
Total revenues	2,271.1	1,031.4	4,601.1	2,083.7

Expenses
Operating expenses	1,844.0	649.6	3,817.7	1,331.8
Workforce reduction costs	0.7	13.3	1.4	39.2
Depreciation and amortization	116.9	117.2	227.9	234.3
Accretion of asset retirement obligations	10.7	—	21.3	—
Taxes other than income taxes	70.2	63.6	142.3	129.2
Total expenses	2,042.5	843.7	4,210.6	1,734.5
Net Gain (Loss) on Sales of Investments and Other Assets	0.5	(2.8)	14.2	254.3
Income from Operations	229.1	184.9	404.7	603.5
Other Income	6.0	8.3	14.9	12.8
Fixed Charges
Interest expense	83.5	82.7	165.8	150.5
Interest capitalized and allowance for borrowed funds used during construction	(2.8)	(20.1)	(7.2)	(31.9)
BGE preference stock dividends	3.3	3.3	6.6	6.6
Total fixed charges	84.0	65.9	165.2	125.2
Income Before Income Taxes	151.1	127.3	254.4	491.1
Income Taxes	54.3	46.0	90.6	181.1
Income Before Cumulative Effects of Changes in Accounting Principles	96.8	81.3	163.8	310.0
Cumulative Effects of Changes in Accounting Principles, Net of Income Taxes of $119.5	—	—	(198.4)	—
Net Income (Loss)	$96.8	$81.3	$(34.6)	$310.0

Earnings (Loss) Applicable to Common Stock	$96.8	$81.3	$(34.6)	$310.0

Average Shares of Common Stock Outstanding	165.8	164.0	165.4	163.9
Earnings Per Common Share and Earnings Per Common Share - Assuming Dilution Before Cumulative Effects of Changes in Accounting Principles
	$0.58	$0.50	$0.99	$1.89
Cumulative Effects of Changes in Accounting Principles	—	—	(1.20)	—
Earnings (Loss) Per Common Share - Assuming Dilution	$0.58	$0.50	$(0.21)	$1.89

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Consolidated Balance Sheets (Unaudited)

	June 30, 2003	December 31, 2002
	(In Millions)
ASSETS
Current Assets
Cash and cash equivalents	$751.0	$615.0
Accounts receivable (net of allowance for uncollectibles of $53.9 and $41.9, respectively)	1,578.8	1,244.1
Trading securities	3.4	77.1
Mark-to-market energy assets	742.4	759.4
Risk management assets	278.5	72.3
Fuel stocks	135.3	126.5
Materials and supplies	202.2	208.6
Prepaid taxes other than income taxes	7.4	57.1
Other	271.1	157.1
Total current assets	3,970.1	3,317.2
Investments And Other Assets
Real estate projects and investments	70.8	86.1
Investments in qualifying facilities and power projects	433.3	439.2
Nuclear decommissioning trust funds	686.6	645.4
Mark-to-market energy assets	397.4	926.8
Risk management assets	95.7	88.8
Goodwill	120.1	115.9
Other	245.8	204.7
Total investments and other assets	2,049.7	2,506.9
Property, Plant and Equipment
Regulated property, plant and equipment	5,145.2	5,075.2
Nonregulated generation property, plant and equipment	7,542.6	6,811.9
Other nonregulated property, plant and equipment	288.9	242.0
Nuclear fuel (net of amortization)	230.5	224.8
Accumulated depreciation	(3,814.3)	(4,396.8)
Net property, plant and equipment	9,392.9	7,957.1
Deferred Charges
Regulatory assets (net)	256.7	405.7
Other	149.9	136.0
Total deferred charges	406.6	541.7
Total Assets	$15,819.3	$14,322.9

LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$11.4	$10.5
Current portion of long-term debt	570.2	426.2
Accounts payable	1,152.8	943.4
Customer deposits and collateral	272.4	102.8
Mark-to-market energy liabilities	801.4	709.6
Risk management liabilities	278.3	20.1
Accrued interest	92.3	95.5
Dividends declared	46.3	42.8
Other	351.0	337.1
Total current liabilities	3,576.1	2,688.0
Deferred Credits And Other Liabilities
Deferred income taxes	1,244.4	1,330.7
Mark-to-market energy liabilities	342.4	460.0
Risk management liabilities	89.2	149.5
Asset retirement obligations	572.6	—
Net pension liability	238.4	334.6
Postretirement and postemployment benefits	360.8	352.8
Deferred investment tax credits	82.1	85.7
Other	136.8	150.1
Total deferred credits and other liabilities	3,066.7	2,863.4
Long-Term Debt
Long-term debt of nonregulated businesses	3,696.8	3,149.8
Long-term debt of BGE	1,699.7	1,650.0
Company obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely 7.16% debentures of BGE due June 30, 2038	250.0	250.0
Unamortized discount and premium	(12.5)	(9.7)
Current portion of long-term debt	(570.2)	(426.2)
Total long-term debt	5,063.8	4,613.9
Minority Interests	108.9	105.3
BGE Preference Stock Not Subject To Mandatory Redemption	190.0	190.0
Common Shareholders’ Equity
Common stock	2,138.9	2,078.9
Retained earnings	1,856.8	1,977.6
Accumulated other comprehensive loss	(181.9)	(194.2)
Total common shareholders’ equity	3,813.8	3,862.3
Total Liabilities And Equity	$15,819.3	$14,322.9

Certain prior-period amounts have been reclassified to conform with the current period’s presentation.

Constellation Energy Group and Subsidiaries

Merchant Energy Operating Statistics

		Three Months Ended June 30,		Six Months Ended June 30,
		2003	2002	2003	2002
Revenues (In Millions)
PJM Platform		$465.3	$323.6	$841.0	$610.0
Plants with Power Purchase Agreements		156.8	107.4	266.0	199.9
Competitive Supply	• Accrual Revenues	1,192.2	78.3	2,354.7	101.5
	• MTM Energy Revenues	6.0	90.3	2.8	154.1
Other		6.8	7.1	39.7	31.2
Total Revenues		$1,827.1	$606.7	$3,504.2	$1,096.7

	Six Months Ended June 30,
	Nuclear	Coal	Oil	Hydro & Gas	Other	Total
Generation by Fuel Type (%)
2003	50.1	37.4	2.0	8.0	2.5	100.0
2002	54.4	37.1	1.9	3.4	3.2	100.0

Utility Operating Statistics

		Three Months Ended June 30,		Six Months Ended June 30,
		2003	2002	2003	2002
ELECTRIC
Revenues (In Millions)
Residential	•with househeating	$80.7	$77.0	$210.9	$181.5
	•other	129.4	137.7	257.4	252.7
	•total	210.1	214.7	468.3	434.2
Commercial	•excluding delivery service	166.8	205.5	327.3	396.6
	•delivery service	14.7	5.0	26.8	6.3
Industrial	•excluding delivery service	30.5	45.0	68.7	86.5
	•delivery service	4.5	1.6	8.4	1.9
System Sales		426.6	471.8	899.5	925.5
Other		10.4	8.6	23.8	15.3
Total		$437.0	$480.4	$923.3	$940.8

Sales (In Thousands) - MWH
Residential	•with househeating	1,073	1,028	3,091	2,622
	•other	1,563	1,689	3,343	3,292
	•total	2,636	2,717	6,434	5,914
Commercial	•excluding delivery service	2,339	3,132	4,878	6,564
	•delivery service	1,128	303	2,212	355
Industrial	•excluding delivery service	608	1,004	1,254	2,058
	•delivery service	441	102	839	115
Total System Sales		7,152	7,258	15,617	15,006

GAS
Revenues (In Millions)
Residential	•excluding delivery service	$86.4	$54.7	$273.6	$186.0
	•delivery service	1.8	1.9	9.1	10.1
	•total	88.2	56.6	282.7	196.1
Commercial	•excluding delivery service	25.7	12.5	81.4	47.6
	•delivery service	4.7	5.2	13.6	15.8
Industrial	•excluding delivery service	2.6	2.1	7.0	6.2
	•delivery service	2.7	3.1	5.9	7.0
System Sales		123.9	79.5	390.6	272.7
Off-System Sales		14.0	11.5	48.7	39.8
Other		2.1	1.5	4.3	3.4
Total		$140.0	$92.5	$443.6	$315.9

Sales (In Thousands) - DTH
Residential	•excluding delivery service	6,186	4,460	26,235	19,317
	•delivery service	1,006	797	4,390	3,764
	•total	7,192	5,257	30,625	23,081
Commercial	•excluding delivery service	2,240	1,238	8,904	5,991
	•delivery service	6,247	5,188	15,913	14,717
Industrial	•excluding delivery service	201	145	690	752
	•delivery service	4,658	5,174	9,948	11,442
System Sales		20,538	17,002	66,080	55,983
Off-System Sales		2,212	2,782	6,737	10,987
Total		22,750	19,784	72,817	66,970

Merchant Energy and Utility operating statistics do not reflect the elimination of intercompany transactions.

Heating/Cooling Degree Days (Calendar-Month Basis)

Heating Degree Days	•Actual	667	493	3,425	2,616
	•Normal	528	532	2,947	2,960
Cooling Degree Days	•Actual	153	295	153	298
	•Normal	235	230	239	233

Constellation Energy Group and Subsidiaries

Supplemental Financial Statistics

	Six Months Ended June 30,
	2003	2002

Ratio of Earnings to Fixed Charges	2.37	3.80

Effective Tax Rate	34.7%	36.4%

Equity Investment In Nonregulated Businesses — End of Period	$2,317.7	$2,568.8

Equity Investment In Utility Business — End of Period	$1,496.1	$1,386.9

Common Stock Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Common Stock Dividends - Per Share
• Declared	$0.26	$0.24	$0.52	$0.48
• Paid	$0.26	$0.24	$0.50	$0.36

Market Value Per Share
• High	$34.92	$32.38	$34.92	$32.38
• Low	$27.50	$27.65	$25.17	$26.16
• Close	$34.30	$29.34	$34.30	$29.34

Shares Outstanding—End of Period (In Millions)	166.5	164.1	166.5	164.1

Book Value per Share—End of Period	$22.91	$23.88	$22.91	$23.88